UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7108
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by eBay Inc. (the “Company”, the "company" or “eBay”), under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 2.02. Results of Operations and Financial Condition.

On August 3, 2022, the company announced its financial results for the quarter ended June 30, 2022. A copy of the company's press release announcing its financial results and certain other information is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this report:

99.1	Press release dated August 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated August 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: August 3, 2022	/s/ Molly Finn
Name: Molly Finn
Title: Vice President & Deputy General Counsel, Corporate & Assistant Secretary